Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (Nos. 333-109442 and 333-128083), Form S-3 (No. 333-99205) and Form S-8 (Nos. 33-56766, 33-88968, 333-101651, and 333-122844) of BioTime, Inc. of our report dated April 16, 2007, relating to the financial statements for the year ended December 31, 2006, which appears in this Form 10-KSB.

/s/ ROTHSTEIN KASS & COMPANY, P.C.

Roseland, New Jersey
April 16, 2007